Carter-Wallace, Inc.






Note Agreement






Dated as of December 1, 1995








Re:  $35,000,000 7.62% Senior Notes
Due December 21, 2007










--
Table of Contents

(Not a part of the Agreement)

Section        Heading   Page
Section 1.     Description of Notes and Commitment              1
Section 1.1.   Description of Notes                             1
Section 1.2.   Commitment, Closing Date                         2
Section 1.3.   Other Agreement                                  2
Section 2.     Prepayment of Notes                              2
Section 2.1.   Required Prepayments                             2
Section 2.2.   Optional Prepayment with Premium                 3
Section 2.3.   Prepayment of Notes upon Prepayment Event        3
Section 2.4.   Notice of Optional Prepayments                   4
Section 2.5.   Application of Prepayments                       4
Section 2.6.   Direct Payment                                   5
Section 3.     Representations                                  5
Section 3.1.   Representations of the Company                   5
Section 3.2.   Representations of the Purchaser                 5
Section 4.     Closing Conditions                               7
Section 4.1.   Conditions                                       7
Section 4.2.   Waiver of Conditions                             9
Section 5.     Company Covenants                                9
Section 5.1.   Corporate Existence, Etc                         9
Section 5.2.   Insurance                                        9
Section 5.3.   Taxes, Claims for Labor and Materials;
               Compliance with Laws                             9
Section 5.4.   Maintenance, Etc                                10
Section 5.5.   Nature of Business                              10
Section 5.6.   Consolidated Net Worth                          10
Section 5.7.   Limitations on Indebtedness                     10
Section 5.8.   Limitation on Liens                             11
Section 5.9.   Limitation on Sale and Leasebacks               13
Section 5.10.  Restricted Payments                             13
Section 5.11.  Mergers, Consolidations and Sales of Assets     14
Section 5.12.  Repurchase of Notes                             17
Section 5.13.  Transactions with Affiliates                    17
Section 5.14.  Withdrawal from Multiemployer Plans and
               Termination of Pension Plans                    17
Section 5.15.  Reports and Rights of Inspection                18
Section 5.16.  ERISA Disclosure                                22
Section 6.     Events of Default and Remedies Therefor         22
Section 6.1.   Events of Default                               22
Section 6.2.   Notice to Holders                               23
Section 6.3.   Acceleration of Maturities                      23
Section 6.4.   Rescission of Acceleration                      24
Section 7.     Amendments, Waivers and Consents                25
Section 7.1.   Consent Required                                25
Section 7.2.   Solicitation of Holders                         25
Section 7.3.   Effect of Amendment or Waiver                   25
Section 8.     Interpretation of Agreement; Definitions        25
Section 8.1.   Definitions                                     25
Section 8.2.   Accounting Principles                           35
Section 8.3.   Directly or Indirectly                          35
Section 9.     Miscellaneous                                   35
Section 9.1.   Registered Notes                                35
Section 9.2.   Exchange of Notes                               35
Section 9.3.   Loss, Theft, Etc. of Notes                      36
Section 9.4.   Expenses, Stamp Tax Indemnity                   36
Section 9.5.   Powers and Rights Not Waived; Remedies
               Cumulative                                      37
Section 9.6.   Notices                                         37
Section 9.7.   Successors and Assigns                          37
Section 9.8.   Survival of Covenants and Representations       37
Section 9.9.   Severability                                    37
Section 9.10.  Governing Law                                   37
Section 9.11.  Captions                                        38
Signature Page                                                 39
Attachments to Note Agreement:

Schedule I     _    Names and Addresses of Purchasers and
Amounts of Commitments

Schedule II    _    Indebtedness; Liens Securing Indebtedness
(including Capitalized Leases); Subsidiaries; and
Significant Subsidiaries as of the Closing Date
























Carter-Wallace, Inc.
1345 Avenue of the Americas
New York, New York  10105
Note Agreement
Re:  $35,000,000 7.62% Senior Notes
Due December 21, 2007
Dated as of
December 1, 1995
To the Purchaser named in Schedule I
  hereto which is a signatory of this
  Agreement
Ladies and Gentlemen:
The undersigned, Carter-Wallace, Inc., a Delaware
corporation (the "Company"), agrees with you as follows:
 .c.Section 1.  Description of Notes and Commitment;.
     .c2.Section 1.1.    Description of Notes;.  The Company
will authorize the issue and sale of $35,000,000 aggregate principal amount of its 7.62% Senior Notes (the "Notes") to be dated the date of issue, to bear interest from such date
at the rate of 7.62% per annum, payable semiannually on the twenty-first day of June and December in each year
(commencing June 21, 1996) and at maturity and to bear
interest on overdue principal (including any overdue
required or optional prepayment of principal) and premium,
if any, and (to the extent legally enforceable) on any
overdue installment of interest at the Overdue Rate after
the date due, whether by acceleration or otherwise, until
paid, to be expressed to mature on December 21, 2007, and to be substantially in the form attached hereto as Exhibit A. Interest on the Notes shall be computed on the basis of a
360-day year of twelve 30-day months.  The Notes are not
subject to prepayment or redemption at the option of the
Company prior to their expressed maturity dates except on
the terms and conditions and in the amounts and with the
premium, if any, set forth in Section 2 of this Agreement. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement and the separate
agreement with the other purchaser named in Schedule I.  You and the other purchaser named in Schedule I are hereinafter sometimes referred to as the "Purchasers". The terms which are capitalized herein shall have the meanings set forth in Section8.1 unless the context shall otherwise require.
     .c2.Section 1.2.    Commitment, Closing Date;.  Subject
to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the
Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes in the principal amount set forth opposite your name on Schedule I hereto at a price of
100% of the principal amount thereof on the Closing Date
hereafter mentioned.
Delivery of the Notes will be made at the offices of Whitman Breed Abbott & Morgan, 200 Park Avenue, New York, New York
10166, against payment therefor by wire transfer of Federal Reserve or other funds current and immediately available to the account of the Company specified to you in writing
pursuant to Section4.1(f) in the amount of the purchase price at 10:00 A.M., New York City time, on December 21, 1995 or such later date (not later than December 31, 1995) as shall mutually be agreed upon by the Company and the Purchasers
(the "Closing Date").  The Notes delivered to you on the
Closing Date will be delivered to you in the form of a
single registered Note in the form attached hereto as
Exhibit A for the full amount of your purchase (unless
different denominations are specified by you), registered in your name or in the name of such nominee, as may be
specified in Schedule I attached hereto.
     .c2.Section 1.3.    Other Agreement;.  Simultaneously
with the execution and delivery of this Agreement, the
Company is entering into a similar agreement with the other Purchaser under which such other Purchaser agrees to purchase from the Company the principal amount of Notes set opposite such Purchaser's name in Schedule I, and your obligation and the obligations of the Company hereunder are subject to the execution and delivery of said similar agreement by the other Purchaser. This Agreement and said similar agreement with the other Purchaser are herein collectively referred to as the "Agreements". The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of the other Purchaser.
 .c.Section 2.  Prepayment of Notes;.
     .c2.Section 2.1.    Required Prepayments;.  In addition
to paying the entire outstanding principal amount and the interest due on the Notes on the maturity date thereof, the Company agrees that on December 21 in each year, commencing December 21, 2003 and ending December 21, 2006, both inclusive, it will prepay and apply and there shall become
due and payable on the principal indebtedness evidenced by
the Notes an amount equal to the lesser of (a) $7,000,000 or
(b) the principal amount of the Notes then outstanding. The entire remaining principal amount of the Notes shall become due and payable on December 21, 2007. No premium shall be payable in connection with any required prepayment made pursuant to this Section2.1.
In the event that the Company shall prepay less than all of
the Notes pursuant to Section2.2 or Section2.3, the amount of each
prepayment required by this Section2.1 shall be reduced by an amount which is the same percentage of such required prepayment as the percentage that the principal amount of
Notes prepaid pursuant to Section2.2 or Section2.3 is of the aggregate
principal amount of outstanding Notes immediately prior to
such prepayment.
     .c2.Section 2.2.    Optional Prepayment with Premium;.
In addition to the payments required by Section2.1, upon compliance with Section2.4, the Company shall have the privilege, at any time and from time to time on any interest payment date of prepaying the outstanding Notes, either in whole or
in part (but if in part then in a minimum principal amount
of $3,500,000), by payment of the principal amount of the
Notes, or portion thereof to be prepaid, and accrued
interest thereon to the date of such prepayment, together
with a premium equal to the Make-Whole Amount, determined as of two Business Days prior to the date of such prepayment pursuant to this Section2.2.
     .c2.Section 2.3.    Prepayment of Notes upon Prepayment
Event;. (a) In the event that any Prepayment Event (as hereinafter defined) shall occur or any Responsible Officer of the Company shall have knowledge of any proposed
Prepayment Event, the Company will give written notice (the "Company Notice") of such fact in the manner provided in Section9.6 to the holders of the Notes. The Company Notice shall be delivered promptly upon receipt of such knowledge by such Responsible Officer of the Company and in any event no later than three Business Days following the occurrence of any Prepayment Event of which a Responsible Officer is aware.
The Company Notice shall (1) describe the facts and
circumstances of such Prepayment Event in reasonable detail,
(2) make reference to this Section2.3 and the right of the
holders
of the Notes to require prepayment of the Notes on the terms and conditions provided for in this Section2.3, (3) offer in writing to prepay the outstanding Notes, and with accrued interest to the date of prepayment, together with the premium, if any, specified in the last sentence of this Section2.3(a), and (4) specify a date for such prepayment (the "Prepayment Event Prepayment Date"), which Prepayment Event Prepayment Date shall be not more than 90 days nor less than
30 days following the date of such Company Notice.  Each
holder of the then outstanding Notes shall have the right to accept such offer and require prepayment of the Notes held by such holder in full by written notice to the Company (a "Noteholder Notice") given not later than 20 days after receipt of the Company Notice.  If such Prepayment Event
shall in fact occur, the Company shall on the Prepayment
Event Prepayment Date prepay in full all of the Notes held
by holders which have so accepted such offer of prepayment.
The prepayment price of the Notes payable upon the
occurrence of any Prepayment Event shall be an amount equal
to 100% of the outstanding principal amount of the Notes so
to be prepaid and accrued interest thereon to the date of
such prepayment, together with a premium equal to the
Make-Whole Amount determined as of two Business Days prior
to the date of a prepayment made pursuant to this Section2.3(a)
in
the case of a Prepayment Event which is a Specified Priority Indebtedness Incurrence, but without premium in the case of a Prepayment Event which is a Change of Control.
     (b)(1)    Without limiting the foregoing,
notwithstanding any failure on the part of the Company to
give the Company Notice herein required as a result of the occurrence of a Prepayment Event, each holder of the Notes shall following a Prepayment Event have the right by
delivery of written notice to the Company to require the
Company to prepay, and the Company will prepay, such
holder's Notes in full, and with accrued interest thereon to the date of prepayment, together with the premium, if any, specified in the last sentence of this Section2.3(b)(1). Notice of any required prepayment pursuant to this Section2.3(b)(1) shall be delivered by any holder of the Notes which was entitled
to, but did not receive, such Company Notice to the Company
after such holder has actual knowledge of such Prepayment
Event.  On the date (the "Prepayment Event Delayed
Prepayment Date") designated in such holder's notice (which
shall be not more than 90 days nor less than 30 days
following the date of such holder's notice), the Company
shall prepay in full all of the Notes held by such holder, together with accrued interest thereon to the date of prepayment, and the premium, if any, specified in the last sentence of this Section2.3(b)(1). If the holder of any Note gives any notice pursuant to this Section2.3(b)(1), the Company shall give a Company Notice within three Business Days of receipt of such notice and identify the Prepayment Event
Delayed Prepayment Date to all other holders of the Notes
and each of such other holders shall then and thereupon have the right to accept the Company's offer to prepay the Notes
held by such holder in full and require prepayment of such
Notes by delivery of a Noteholder Notice within 20 days
following receipt of such Company Notice; provided only that any date for prepayment of such holder's Notes shall be the Prepayment Event Delayed Prepayment Date. On the Prepayment Event Delayed Prepayment Date, the Company shall prepay in full the Notes of each holder thereof which has accepted
such offer of prepayment at a prepayment price equal to 100%
of the outstanding principal amount of the Notes so to be
prepaid and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount determined as of two Business Days prior to the date of a prepayment made pursuant to this Section2.3(b) in the case of
a Prepayment Event which is a Specified Priority
Indebtedness Incurrence, but without premium in the case of
a Prepayment Event which is a Change of Control.
     (2) Compliance with the provisions of this Section2.3(b) shall not be deemed to constitute a waiver of, or consent to, any Default or Event of Default caused by any violation
of the provisions of Section2.3(a).
     .c2.Section 2.4.    Notice of Optional Prepayments;.  The
Company will give notice of any prepayment of the Notes
pursuant to Section2.2 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the principal amount of the holder's Notes to be prepaid on such date, (c) that the Make-Whole Amount may be payable, (d) the date when the Make-Whole Amount will be calculated, (e) the estimated Make-Whole Amount, together with a reasonably detailed computation of such estimated Make-Whole Amount,
and (f) the accrued interest applicable to the prepayment.
Such notice of prepayment shall also certify all facts, if
any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the Make-Whole
Amount, if any, payable with respect thereto shall become
due and payable on the prepayment date specified in said
notice.  Two Business Days prior to the prepayment date
specified in such notice, the Company shall provide each
holder of a Note written notice of the Make-Whole Amount, if any, payable in connection with such prepayment and, whether or not any Make-Whole Amount is payable, a reasonably
detailed computation of the Make-Whole Amount.
     .c2.Section 2.5.    Application of Prepayments;.  All
partial prepayments made pursuant to Section2.1 or Section2.2 shall be
applied on all outstanding Notes ratably in accordance with
the unpaid principal amounts thereof.  All partial
prepayments made pursuant to Section2.3 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.
     .c2.Section 2.6.    Direct Payment;.  Notwithstanding
anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by you or your nominee or owned by any subsequent Institutional Holder which has
given written notice to the Company requesting that the provisions of this Section2.6 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said
principal, without any presentment thereof, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section9.6. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either
endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or
surrender such Note to the Company in exchange for a new
Note or Notes pursuant to Section9.2. All payments of principal, interest and premium, if any, to which this Section2.6 shall apply, shall be paid by the Company directly to you, to your nominee or to such subsequent Institutional Holder at your address or your nominee's address set forth in Schedule I hereto or such other address as you, your nominee or such subsequent Institutional Holder may from time to time designate in writing to the Company or, if a bank account
with a United States bank is designated for you or your
nominee on Schedule I hereto or in any written notice to the Company from you, from your nominee or from any such subsequent Institutional Holder, the Company will make such payments in immediately available funds to such bank account, no later than 12:00 Noon Chicago, Illinois time on
the date due, marked for attention as indicated, or in such
other manner or to such other account in any United States
bank as you, your nominee or any such subsequent
Institutional Holder may from time to time direct in
writing.  Payments received on the date due shall bear
interest at the coupon rate applicable to the Notes.
Payments received on a date after the date due shall bear interest at the Overdue Rate for the period from and after the date due to and including the date actually paid.
 .c.Section 3.  Representations;.
     .c2.Section 3.1.    Representations of the Company;.  The
Company represents and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference
with the same force and effect as though herein set forth in full.
     .c2.Section 3.2.    Representations of the Purchaser;.
(a) You represent, and in entering into this Agreement the Company understands, that you are acquiring the Notes for the purpose of investment and not with a view to the
distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes;
it being understood, however, that the disposition of your property shall at all times be and remain within your control.
     (b) You further represent that at least one of the following statements, concerning each source of funds to be used by you to purchase the Notes is accurate as of the
Closing Date:
     (i)  the source of funds is your "insurance company
general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July
12, 1995) and either (x) there is no employee benefit plan
with respect to which the amount of the reserves and
liabilities for the general account contract(s) held by or
on behalf of such employee benefit plan (as defined by the
annual statement for life insurance companies approved by
the National Association of Insurance Commissioners (the
"NAIC Annual Statement")) together with the amount of the reserves and liabilities for the general account contract(s)
held by or on behalf of any other employee benefit plan maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization
(as defined by the NAIC Annual Statement) in the general
account exceeds 10% of the total reserves and liabilities of the general account (exclusive of separate account
liabilities) plus surplus as set forth in the NAIC Annual Statement filed with your state of domicile (for purposes of the percentage limitation, the amount of reserves and
liabilities for the general account contract(s) held by or
on behalf of an employee benefit plan shall be determined
before reduction for credits on account of any reinsurance
ceded on a coinsurance basis) and the purchase of the Notes
by you satisfies Section IV of PTE 95-60 or (y) if you are
the Purchaser named in the last paragraph of Paragraph 16 of Exhibit B to this Agreement (for whom the disclosure required by such paragraph is intended), the amount of the reserves and liabilities for the interest or interests in all contracts in such general account held by or on behalf
of any Covered Plan disclosed by the Company on Schedule III attached hereto and all Related Plans, if any, identified by the Company with respect thereto do not exceed 10% of the
total of all reserves and liabilities of such general
account (such reserves and liabilities being calculated in accordance with the provisions of PTE 95-60) plus your surplus as set forth in the NAIC Annual Statement filed with your state of domicile as of the date of the Closing, and
the purchase of the Notes by you satisfies Section IV of PTE
95-60;
     (ii) the source of funds constitutes assets of a
separate account maintained by you, you have disclosed to
the Company in writing the name of each employee benefit
plan whose assets in such separate account exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account as of the date of such purchase (for
the purpose of this clause (ii), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single employee benefit plan) and the purchase of the Notes by you satisfies Section III of PTE
90-1 (issued January 29, 1990);
     (iii)     the source of funds constitutes assets of a
bank collective investment fund maintained by you, and you
have disclosed to the Company in writing the name of each employee benefit plan whose assets in such collective investment fund exceed 10% of the total assets or are
expected to exceed 10% of the total assets of such fund as
of the date of such purchase (for the purpose of this clause
(iii), all employee benefit plans maintained by the same
employer or employee organization are deemed to be a single employee benefit plan) and the purchase of the Notes satisfies Section III of PTE 91-38 (issued June 12, 1991);
     (iv) the source of funds constitutes assets of one
or more employee benefit plans, each of which has been
identified to the Company in writing;
     (v)  the source of funds is assets of a "governmental
plan" as defined in Section 3(32) of ERISA and Section
414(d) of the Code;
     (vi) the source constitutes assets of an
"investment fund" (within the meaning of Part V of PTE
84-14) managed by a "qualified professional asset manager"
or "QPAM" (within the meaning of Part V of PTE 84-14), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of PTE 84-14) of such employer or by the same employee organization and managed by such QPAM, exceed 20%
of the total client assets managed by such QPAM, the
conditions of Part l(c) and (g) of PTE 84-14 are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section
V(e) of PTE 84-14) owns a 5% or more interest in the Company and you have identified this clause (vi) as such source of
funds and have disclosed (A) the identity of such QPAM and
(B) the names of all employee benefit plans whose assets are included in such investment fund to the Company in writing not later than two (2) Business Days prior to the Closing
Date pursuant to this clause (vi); or
     (vii)     if you are other than an insurance company,
the source of funds are funds which do not constitute "plan
assets".
As used in this Section3.2(b), the terms "separate account" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA and the term "plan assets" shall have the meaning assigned to it in Department of Labor
Regulation 29 C.F.R. Section2510.3-101.
 .c.Section 4.  Closing Conditions;.
     .c2.Section 4.1.    Conditions;.  Your obligation to
purchase the Notes on the Closing Date shall be subject to
the performance by the Company of its agreements hereunder
which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following
further conditions precedent:
     (a) Closing Certificate. You shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company, the truth and accuracy
of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that
(1) the representations and warranties of the Company set
forth in Exhibit B hereto are true and correct on and with respect to the Closing Date, (2) the Company has performed all of its obligations hereunder which are to be performed
on or prior to the Closing Date, and (3) no Default or Event of Default has occurred and is continuing.
     (b) Legal Opinions. You shall have received (1) from Chapman and Cutler, who are acting as your special counsel in this transaction, and (2) from Whitman, Breed, Abbott & Morgan, counsel for the Company, and Ralph Levine, General Counsel of the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits C and D, respectively, hereto.
     (c)  Company's Existence and Authority.  On or prior to
the Closing Date, you shall have received, in form and
substance reasonably satisfactory to you and your special counsel, such documents and evidence with respect to the
Company as you may reasonably request in order to establish
the existence and good standing of the Company and the authorization of the transactions contemplated by this
Agreement.
     (d) Related Transactions. Contemporaneously with the purchase of Notes to be purchased by you at the Closing, the Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the
Closing Date pursuant to the other agreement referred to in
Section1.3.
     (e)  Private Placement Number.  On or prior to the
Closing Date, special counsel to the Purchasers shall have
duly made the appropriate filings with Standard & Poor's
CUSIP Service Bureau, as agent for the National Association
of Insurance Commissioners, in order to obtain a private placement number for the Notes.
     (f) Funding Instructions. At least three Business Days prior to the Closing Date, you shall have received written instructions executed by a Responsible Officer of the
Company directing the manner of the payment of funds and
setting forth (1) the name and address of the transferee
bank, (2) such transferee bank's ABA number, (3) the account name and number into which the purchase price for the Notes
is to be deposited, and (4) the name and telephone number of the account representative responsible for verifying receipt of such funds.
     (g)  Special Counsel Fees.  Concurrently with the
delivery of the Notes to you on the Closing Date, the
charges and disbursements of Chapman and Cutler, your
special counsel, shall have been paid by the Company.
     (h)  Legality of Investment.  The Notes to be purchased
by you shall be a legal investment for you under the laws of each jurisdiction to which you may be subject (without
resort to any so-called "basket provisions" to such laws).
     (i) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this
Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.
     .c2.Section 4.2.    Waiver of Conditions;.  If on the
Closing Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in Section4.1 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in Section4.1 have not been fulfilled, you may waive compliance by
the Company with any such condition to such extent as you
may in your sole discretion determine.  Nothing in this
Section4.2
shall operate to relieve the Company of any of its
obligations hereunder or to waive any of your rights against the Company.
 .c.Section 5.  Company Covenants;.
From and after the Closing Date and continuing so long as
any amount remains unpaid on any Note:
     .c2.Section 5.1.    Corporate Existence, Etc;.  The
Company will preserve and keep in full force and effect, and will cause each Significant Subsidiary to preserve and keep
in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business, provided that the foregoing shall not prevent (a)
any transaction permitted by Section5.12 or (b) any termination
or
failure to keep in full force and effect any such corporate existence of a Significant Subsidiary, or any such license or permit, if any such failure or termination could not reasonably be expected to materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its
Subsidiaries, taken as a whole.
     .c2.Section 5.2.    Insurance;.  The Company will
maintain, and will cause each Significant Subsidiary to
maintain, insurance coverage by financially sound and
reputable insurers and in such forms and amounts and against such risks (including customary deductibles, co-insurance
and self-insurance, if adequate reserves are maintained
therefor) as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.
     .c2.'Section 5.3.   Taxes, Claims for Labor and
Materials; Compliance with Laws';.  (a) The Company will
promptly pay and discharge, and will cause each Significant Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Significant Subsidiary, respectively, or upon or in respect of all or any part of the property or
business of the Company or such Significant Subsidiary to
the extent the same have become due and payable and before
they have become delinquent, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Significant Subsidiary; provided the Company or such
Significant Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if
(1) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Significant Subsidiary or any material interference with the use thereof by the
Company or such Significant Subsidiary, and (2) the Company
or such Significant Subsidiary shall set aside on its books reserves deemed by it to be adequate with respect thereto.
     (b)  The Company will promptly comply and will cause
each Significant Subsidiary to promptly comply with all
laws, ordinances or governmental rules and regulations to
which it is subject, including, without limitation, the Occupational Safety and Health Act of 1970, as amended,
ERISA and all Drug Laws and Environmental Laws, the
violation of which could reasonably be expected to
materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or would result in any Lien not permitted under Section5.8.
     .c2.Section 5.4.    Maintenance, Etc;.  The Company will
maintain, preserve and keep, and will cause each Significant Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business
(whether owned in fee or a leasehold interest) in good
repair and working order (ordinary wear and tear excepted)
and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained, provided that
the foregoing shall not prevent the Company or any
Subsidiary from discontinuing the operation or maintenance
of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to materially and adversely affect the properties, business, prospects,
profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.
     .c2.Section 5.5.    Nature of Business;.  Neither the
Company nor any Subsidiary will engage in any business if,
as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the
Company and its Subsidiaries would be substantially changed
from the general nature of the business engaged in by the
Company and its Subsidiaries on the date of this Agreement.
     .c2.Section 5.6.    Consolidated Net Worth;.  The Company
will at all times keep and maintain Consolidated Net Worth
at an amount not less than the sum of (a) $260,000,000 plus
(b) 40% of Consolidated Net Income computed on a cumulative
basis for each of the elapsed fiscal years ending after
March 31, 1995; provided that notwithstanding that
Consolidated Net Income for any such elapsed fiscal year may be a deficit figure, no reduction as a result thereof shall
be made in the sum to be maintained pursuant hereto.
     .c2.Section 5.7.    Limitations on Indebtedness;.  (a)
The Company will not, and will not permit any Subsidiary to, create, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Indebtedness,
except:
     (1)  Indebtedness evidenced by the Notes;
     (2) Indebtedness of the Company and its Subsidiaries outstanding as of the date of this Agreement and described on Schedule II hereto;
     (3) additional Indebtedness of the Company and its Subsidiaries if, at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, Consolidated Indebtedness shall not exceed 50% of Consolidated Total Capitalization; provided, that the
Company shall be permitted to incur Indebtedness under any revolving credit or similar agreement notwithstanding the terms of this Section5.7(a)(3) if immediately after such incurrence the aggregate principal amount of Indebtedness outstanding under such agreement shall not exceed the maximum amount of Indebtedness outstanding under such
agreement during the 90 days immediately preceding such
incurrence; and
     (4) Indebtedness of a Subsidiary to the Company or to a Wholly-owned Subsidiary.
     (b) The renewal, extension or refunding of any Indebtedness, issued, incurred or outstanding pursuant to Section5.7(a) shall constitute the issuance of additional Indebtedness which is, in turn, subject to the limitations of the applicable provisions of this Section5.7.
     (c)  Any Person which becomes a Subsidiary after the
date hereof shall for all purposes of this Section5.7 be deemed to
have created, assumed or incurred at the time it becomes a Subsidiary all Indebtedness of such Person existing immediately after it becomes a Subsidiary.
     .c2.Section 5.8.    Limitation on Liens;.  The Company
will not, and will not permit any Subsidiary to, create or
incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of
its or their general creditors, or acquire or agree to
acquire, or permit any Subsidiary to acquire, any property
or assets upon conditional sales agreements or other title retention devices, except:
     (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by Section5.3;
     (b)  Liens of or resulting from any judgment or award,
the time for the appeal or petition for rehearing of which
shall not have expired, or in respect of which the Company
or a Subsidiary shall at any time in good faith be
prosecuting an appeal or proceeding for a review and in
respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;
     (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment
insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to
secure statutory obligations, surety or appeal bonds or
other Liens of like general nature, in any such case
incurred in the ordinary course of business and not in
connection with the borrowing of money, provided in each
case, the obligation secured is not overdue or, if overdue,
is being contested in good faith by appropriate actions or
proceedings;
     (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or
zoning or other restrictions as to the use of real
properties, which are necessary for the conduct of the
activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;
     (e) Liens securing Indebtedness of a Subsidiary to the Company or to another Wholly-owned Subsidiary;
     (f)  Liens existing as of the date hereof and described
on Schedule II hereto;
     (g)  Liens created or incurred after the Closing Date
given to secure the payment of the purchase price incurred
in connection with the acquisition, purchase or construction of fixed assets useful and intended to be used in carrying
on the business of the Company or a Subsidiary, including
Liens existing on such fixed assets at the time of
acquisition thereof or at the time of acquisition or
purchase by the Company or a Subsidiary of any business
entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach,
provided that (1) the Lien shall attach solely to the fixed assets acquired, purchased or constructed, improvements thereto and proceeds thereof, (2) such Lien shall have been created or incurred within six months of the date of acquisition, purchase or construction, (3) at the time of acquisition, purchase or construction of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness
secured by Liens on such fixed assets, whether or not
assumed by the Company or a Subsidiary, shall not exceed an amount equal to 90% (or 100% in the case of Capitalized
Leases) of the lesser of the total purchase price or fair
market value at the time of acquisition, purchase or
construction of such fixed assets (as determined in good
faith by a Senior Responsible Officer or the board of
directors of the Company), and (4) all such Indebtedness
shall have been incurred within the limitations provided in
Section5.7(a)(3);
     (h)  Liens created or incurred after the Closing Date
given to secure Indebtedness of the Company or any
Subsidiary in addition to the Liens permitted by the
preceding clauses (a) through (g) hereof, provided that all Indebtedness secured by such Liens shall have been incurred within the limitations provided in Section5.7(a)(3); and
     (i) any extension, renewal or refunding of any Lien permitted by the preceding clause (f) or (g) of this Section5.8 in respect of the same property theretofore subject to such
Lien in connection with the extension, renewal or refunding
of the Indebtedness secured thereby; provided that (1) such extension, renewal or refunding of Indebtedness shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (2)
such Lien shall attach solely to the same such property, improvements thereto and proceeds thereof, and (3) the principal amount remaining unpaid as of the date of such extension, renewal or refunding of Indebtedness is less than or equal to the fair market value of the property
(determined in good faith by a Senior Responsible Officer or the board or directors of the Company) to which such Lien is attached.
     .c2.Section 5.9.    Limitation on Sale and Leasebacks;.
The Company will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Company or any Subsidiary shall in one or more related transactions, sell, transfer or otherwise dispose of any property owned by the Company or any Subsidiary to any
Person and thereupon the Company or any Subsidiary shall
lease or intend to lease, as lessee, the same property or substantially similar property or any part of any thereof pursuant to any lease (a "Sale and Leaseback Transaction")
unless the following conditions are satisfied:
     (a) the sale of such property is for cash consideration which (after deduction of any expenses incurred by the
Company or any Subsidiary in connection with such Sale and Leaseback Transaction) equals or exceeds the fair market value of the property so sold (as determined in good faith
by a Senior Responsible Officer or the board of directors of the Company);
     (b) the sale of such property is made within the limitations of Section5.12(b)(2);
     (c)  the Indebtedness relating to such Sale and
Leaseback Transaction shall have been incurred within the limitations provided in Section5.7(a)(3) and the Company shall have complied with Section2.3, if applicable; and
     (d) immediately after the consummation of the Sale and Leaseback Transaction and after giving effect thereto, no
Default or Event of Default would exist.
     .c2.Section 5.10.   Restricted Payments;.  The Company
will not except as hereinafter provided:
     (a) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class
(except dividends or other distributions payable solely in
shares of common stock of the Company);
     (b)  Directly or indirectly, or through any Subsidiary
or through any Affiliate of the Company, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or
out of the net cash proceeds to the Company from the substantially concurrent issue or sale of shares of common stock of the Company or warrants, rights or options to
purchase or acquire any shares of its common stock); or
     (c)  Make any other payment or distribution, either
directly or indirectly or through any Subsidiary, in respect of its capital stock;
(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or
distributions being herein collectively called "Restricted Payments"), if after giving effect to the proposed
Restricted Payment, a Default under Section6.1(a) hereof or an Event of Default would exist.
     .c2.Section 5.11.   Mergers, Consolidations and Sales of
Assets;. (a) The Company will not, and will not permit any Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose
of all or substantially all of its assets; provided that:
     (1)  any Subsidiary may merge or consolidate with or
into the Company or any other Subsidiary, so long as in the
case of the merger or consolidation of a Significant
Subsidiary into another Subsidiary, the Company shall own
more than 80% (by number of votes) of the Voting Stock of
the continuing or surviving corporation, and any Person may
merge or consolidate with or into the Company so long as in
any merger or consolidation involving the Company, the
Company shall be the surviving or continuing corporation;
     (2)  any Subsidiary may sell or otherwise transfer all
or substantially all of its assets to the Company or another Wholly-owned Subsidiary and may thereafter liquidate and dissolve; and any Subsidiary may merge or consolidate with or into any other Person if such Subsidiary shall be the continuing or surviving corporation and either (i) the
Company shall continue to own the same or a greater
percentage (by number of votes) of the Voting Stock of the continuing or surviving corporation as it owned of the subject Subsidiary immediately prior to such merger or consolidation or (ii) in the event the Company shall own less than the percentage of the Voting Stock of the
continuing or surviving corporation than it owned of the
subject Subsidiary immediately prior to such merger or consolidation, the disposition of Voting Stock resulting in such reduction in the percentage of Voting Stock shall meet
the requirements of clauses (i), (ii) and (iv) of Section5.11(c)(3) hereof and such disposition shall thereafter be treated as a sale of assets for all subsequent determinations made pursuant to this Section5.11;
     (3)  the Company may consolidate or merge with or into
any other corporation if (i) the corporation which results
from such consolidation or merger (the "surviving
corporation") is organized under the laws of any state of
the United States or the District of Columbia, (ii) the due
and punctual payment of the principal of and premium, if
any, and interest on all of the Notes, according to their
tenor, and the due and punctual performance and observation
of all of the covenants in the Notes and this Agreement to
be performed or observed by the Company are expressly
assumed in writing by the surviving corporation and the
surviving corporation shall furnish to the holders of the
Notes an opinion of counsel satisfactory to such holders to
the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the
surviving corporation enforceable in accordance with its
terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (iii) at the time of such consolidation or merger and immediately
after giving effect thereto, (A) no Default or Event of
Default would exist and (B) the surviving corporation would
be permitted by the provisions of Section5.7(a)(3) to incur at least $1.00 of additional Indebtedness;
     (4) the Company may sell or otherwise dispose of all or substantially all of its assets (other than stock and Indebtedness of a Subsidiary, which may only be sold or otherwise disposed of pursuant to Section5.11(c)) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by a Senior
Responsible Officer or the board of directors of the Company at the time of such sale or other disposition) if (i) the acquiring Person is a corporation organized under the laws of any state of the United States or the District of
Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes,
according to their tenor, and the due and punctual
performance and observance of all of the covenants in the
Notes and in this Agreement to be performed or observed by
the Company are expressly assumed in writing by the
acquiring corporation and the acquiring corporation shall
furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed
and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as
enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (iii) at the time of
such sale or disposition and immediately after giving effect thereto, (A) no Default or Event of Default would exist and
(B) the acquiring corporation would be permitted by the provisions of Section5.7(a)(3) to incur at least $1.00 of additional Indebtedness.
     (b) The Company will not, and will not permit any Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets (except assets sold in the ordinary course of business for fair market value and except as provided in Section5.11(a)(2) and (4)); provided that the foregoing restrictions do not apply to:
     (1) the sale, lease, transfer or other disposition of assets of a Subsidiary to the Company or a Wholly-owned Subsidiary; or
     (2) the sale of assets for cash or other property to a Person or Persons other than an Affiliate if all of the following conditions are met:
     (i)  such assets (valued at net book value) do not,
together with all other assets of the Company and its Subsidiaries previously disposed of during the immediately preceding 12-month period (other than in the ordinary course of business), exceed 15% of Consolidated Total Assets,
determined as of the end of the immediately preceding fiscal year;
     (ii) in the opinion of (A) a Senior Responsible
Officer if the aggregate sale price of such assets is from $1,000,000 to $5,000,000 or (B) the board of directors of the Company if the aggregate sale price of such assets
exceeds $5,000,000, the sale is for fair value and is in the best interests of the Company; and
     (iii) immediately after the consummation of the transaction and after giving effect thereto, (A) no Default or Event of Default would exist, and (B) the Company would
be permitted by the provisions of Section5.7(a)(3) to incur at least $1.00 of additional Indebtedness;
Computations pursuant to this Section5.11(b) shall include dispositions made pursuant to Section5.11(c) and computations pursuant to Section5.11(c) shall include dispositions made pursuant to this Section5.11(b).
     (c) The Company will not, and will not permit any Subsidiary to, sell, pledge or otherwise dispose of any shares of the stock (including as "stock" for the purposes
of this Section5.11(c) any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of a Subsidiary (said stock, options, warrants and
other Securities herein called "Subsidiary Stock") or any Indebtedness of any Subsidiary, nor will any Subsidiary issue, sell, pledge or otherwise dispose of any shares of
its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:
     (1)  the issue of directors' qualifying shares; or
     (2)  the issue of Subsidiary Stock to the Company or
another Subsidiary; or
     (3) the sale or other disposition at any one time to a Person (other than directly or indirectly to an Affiliate)
of the entire Investment of the Company and its other Subsidiaries in any Subsidiary if all of the following conditions are met:
     (i) the assets (valued at net book value) of such Subsidiary do not, together with all other assets of the
Company and its Subsidiaries previously disposed of during
the immediately preceding 12-month period (other than in the ordinary course of business), exceed 15% of Consolidated
Total Assets, determined as of the end of the immediately
preceding fiscal year;
     (ii) in the opinion of (A) a Senior Responsible
Officer if the aggregate sale price of such assets is from $1,000,000 to $5,000,000 or (B) the board of directors of the Company if the aggregate sale price of such assets
exceeds $5,000,000, the sale is for fair value and is in the best interests of the Company;
     (iii) immediately after the consummation of the transaction and after giving effect thereto, such Subsidiary shall have no Indebtedness of or continuing Investment in the capital stock of the Company or of any Subsidiary and
any such Indebtedness or Investment shall have been
discharged or acquired, as the case may be, by the Company
or a Subsidiary; and
     (iv) immediately after the consummation of the
transaction and after giving effect thereto, (A) no Default
or Event of Default would exist, and (B) the Company would
be permitted by the provisions of Section5.7(a)(3) to incur at least $1.00 of additional Indebtedness;
Computations pursuant to this Section5.11(c) shall include dispositions made pursuant to Section5.11(b) and computations pursuant to Section5.11(b) shall include dispositions made pursuant to this Section5.11(c).
     .c2.Section 5.12.   Repurchase of Notes;.  Neither the
Company nor any Subsidiary, directly or indirectly, may repurchase or make any offer to repurchase any Notes, except pursuant to an offer made on the same terms to all holders of Notes.
     .c2.Section 5.13.   Transactions with Affiliates;.  The
Company will not, and will not permit any Subsidiary to,
enter into or be a party to any transaction or arrangement
with any Affiliate (including, without limitation, the
purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an
Affiliate, provided, however, that the foregoing shall not prohibit the continuation by the Company and its
Subsidiaries of their respective employee compensation and benefit programs if in the opinion of management such programs are in the best interests of the Company and its
Subsidiaries.
     .c2.Section 5.14.   Withdrawal from Multiemployer Plans
and Termination of Pension Plans;.  The Company will not and will not permit any Subsidiary to withdraw from any
Multiemployer Plan if such withdrawal would reasonably be expected to result in withdrawal liability (as described in
Part I of Subtitle E of Title IV of ERISA), which would materially and adversely affect the properties, business, prospects, or condition (financial or otherwise) of the
Company and its Subsidiaries taken as a whole.  The Company
will not and will not permit any Subsidiary to terminate or
have terminated any Plan under Sections 4041(c) or 4042 of
ERISA if such termination could result in the imposition of
a lien on any property of the Company or any Subsidiary
pursuant to Section 4068 of ERISA.
     .c2.Section 5.15.   Reports and Rights of Inspection;.
The Company will keep, and will cause each Subsidiary to
keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the
Company or such Subsidiary, in accordance with GAAP
consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this Section5.15 and concurred in by the independent public accountants
referred to in Section5.15(b)), and will furnish to you so long as
you are the holder of any Note and to each other
Institutional Holder of the then outstanding Notes (in
duplicate if so specified below or otherwise requested):
     (a)  Quarterly Statements.  As soon as available and in
any event within 60 days after the end of each quarterly
fiscal period (except the last) of each fiscal year, copies
of:
     (1) a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently
ended,
     (2) consolidated statements of earnings and retained earnings of the Company and its consolidated Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and
     (3)  a consolidated statement of cash flows of the
Company and its consolidated Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period,
setting forth in comparative form the consolidated figures
for the corresponding period of the preceding fiscal year,
all in reasonable detail and certified as complete and
correct by an authorized financial officer of the Company;
     (b) Annual Statements. As soon as available and in any event within 105 days after the close of each fiscal year of the Company, copies of:
     (1) a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the close of such fiscal year, and
     (2)  consolidated statements of earnings, retained
earnings and cash flows of the Company and its consolidated Subsidiaries for such fiscal year, in each case setting forth in comparative form the
consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized
national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the end
of the fiscal year being reported on and the consolidated
results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted
auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;
     (c)  Audit Reports.  At any time that the Company shall
not be subject to the reporting requirements of the
Securities Exchange Act of 1934, as amended, promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company
or any Subsidiary;
     (d)  SEC and Other Reports.  Promptly upon their
becoming available, one copy of each financial statement,
report, notice or proxy statement sent by the Company to its creditors and stockholders generally and of each regular or periodic report, and any registration statement or prospectus (in each case excluding exhibits thereto) filed
by the Company or any Significant Subsidiary with any
securities exchange or the Securities and Exchange
Commission or any successor agency (other than those on Form
S-8 or a successor form relating to the registration of securities pursuant to an employee benefit plan);
     (e)  Promptly upon their issuance, copies of any orders
in any proceedings to which the Company or any of its
Significant Subsidiaries is a party, issued by any
governmental entity, Federal or state, having jurisdiction
over the Company or any of its Significant Subsidiaries, the issuance of which could reasonably be expected to materially and adversely affect the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;
     (f)  ERISA Reports.  Promptly upon the Company's
obtaining knowledge of the occurrence thereof, written
notice of (1) a Reportable Event with respect to any Plan;
(2) the issuance by the Company, any ERISA Affiliate, or any
Plan administrator of a notice of intent to terminate any
Plan pursuant to Section 4041(c) of ERISA or the
commencement of proceedings by the PBGC to terminate any
Plan pursuant to Section 4042 of ERISA; (3) the withdrawal
by the Company or any ERISA Affiliate from any Multiemployer Plan, in connection with which the Company or any Subsidiary would reasonably be expected to incur a withdrawal liability
(as described in Part 1 of Subtitle E of Title IV of ERISA);
(4) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan with
respect to which the Company or any Subsidiary would be
subject to any liability under Section 502(i) of ERISA or
Section 4975 of the Code; (5) any increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; or (6) the taking of
any action by the Internal Revenue Service, the Department
of Labor or the PBGC with respect to any of the foregoing; provided, with respect to clauses (4), (5) and (6) of this paragraph, that such notice shall be required only for events described therein which would reasonably be expected
to materially and adversely affect the properties, business, prospects or condition (financial or otherwise) of the
Company and its Subsidiaries taken as a whole;
     (g)  Officer's Certificates.  Within the periods
provided in paragraphs (a) and (b) above, a certificate of a financial officer of the Company who shall be a Senior Responsible Officer stating that such officer has reviewed the provisions of this Agreement and setting forth: (1) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance
with the requirements of SectionSection5.6 through 5.11 at the end of
the period covered by the financial statements then being furnished, and (2) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of
the certificate, specifying the nature and period of
existence thereof and the action the Company is taking and proposes to take with respect thereto;
     (h) Requested Information. With reasonable promptness, such other data and information as you or any such
Institutional Holder may reasonably request with respect to results of operations, financial condition, assets or properties of the Company or any Subsidiary and pertinent to the ability of the Company to perform its obligations under
this Agreement and the Notes, provided that if a Default or
an Event of Default has occurred and is continuing, the
Company shall also provide such other data and information
with respect to the business and affairs of the Company or
any Subsidiary as you or such Institutional Holder shall
reasonably request.
The Company shall permit the representatives of each holder
of Notes that is an Institutional Holder:
     (x)  if no Default or Event of Default then exists, at
the expense of such holder and upon reasonable prior notice
to the Company, to visit the principal executive office of
the Company, to discuss the affairs, finances and accounts
of the Company and its Subsidiaries with the Company's
officers, and, with the consent of the Company (which
consent will not be unreasonably withheld) to visit the
other offices and properties of the Company and each
Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
     (y)  if a Default or Event of Default then exists, at
the expense of the Company (including out-of-pocket expenses of any such holder, but excluding (1) salary expenses of employees of such holder conducting such visitation or inspection and (2) other internal overhead expenses of such holder) to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all
of their respective books of account, records, reports and
other papers, to make copies and extracts therefrom, and to discuss with you their respective affairs, finances and accounts with their respective officers and independent
public accountants (and by this provision the Company
authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at
such times and as often as may be requested.
You agree that you will keep confidential in accordance with your internal policies and procedures in effect from time to time for protecting confidential information of third
parties delivered to you any written information with
respect to the Company or its Subsidiaries which is
furnished pursuant to this Agreement and which is designated by the Company or its Subsidiaries to you in writing as confidential, provided that you may disclose any such information (1) as has become generally available to the
public (other than as a consequence of your actions) or to
you on a non-confidential basis from a source other than the Company or its Subsidiaries or as was known to you on a non-confidential basis prior to its disclosure by the
Company or its Subsidiaries, (2) as may be required in your reasonable judgment in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over you or to the National Association of Insurance Commissioners or similar organizations or their successors, (3) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (4) to the extent that in your reasonable judgment you believe it required in order to protect your investment in the Notes following the occurrence of a Default or Event of Default or, at any time, in order to comply with any law, order, regulation or ruling applicable to you, (5) to your officers, trustees, employees, auditors or counsel or to rating agencies or
another holder of the Notes, (6) to Persons who are parties
to similar confidentiality agreements relating to the Notes, or (7) to a prospective transferee which has agreed in
writing prior to its receipt of such confidential
information to be bound by the provisions of this Section5.15 in connection with any contemplated transfer of any of the
Notes by you.  By its acceptance of a Note, any transferee
shall be bound by the terms of this Section5.15.
In the event that you shall be required to disclose any information pursuant to any summons or subpoena as referred to in the foregoing clause (3), you will use your best
efforts to give the Company prompt written notice of the
request giving rise to any such requirement so that the
Company may contest such requirement or seek an appropriate protective order. In the event that such protective order or other remedy is not obtained on or prior to the date such information is required to be disclosed in such summons or subpoena, or the Company elects not to seek any such order or remedy, you shall be permitted to disclose the
information requested in compliance with such subpoena or
summons.
Notwithstanding anything contrary contained in this
Agreement, neither the Company nor any of its Subsidiaries
will have any obligation to disclose or permit any
inspection with respect to engineering, scientific or other proprietary technical data (including, without limitation, laboratory and research reports and reports on product development and testing), except to the extent such matters could reasonably be expected to materially and adversely
affect the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.
     .c2.Section 5.16.   ERISA Disclosure;.  Upon the written
request of the Purchaser named in the last paragraph of
Paragraph 16 of Exhibit B to this Agreement (no such request to be made more than once during any twelve-month period),
the Company will update the information set forth on
Schedule III attached hereto as of the date of such request. .c.Section 6. Events of Default and Remedies Therefor;.
     .c2.Section 6.1.    Events of Default;.  Any one or more
of the following shall constitute an "Event of Default" as
such term is used herein:
     (a)  Default shall occur in the payment of interest on
any Note when the same shall have become due and such
default shall continue for more than five days; or
     (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in Section2.1; or
     (c)  Default shall occur in the making of any other
payment of the principal of any Note or premium, if any,
thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or
     (d)  Default shall occur in the observance or
performance of any covenant or agreement contained in Section5.6 through Section5.11; or
     (e)  Default shall occur in the observance or
performance of any other provision of this Agreement which
is not remedied within 30 days after the earlier of (1) the
day on which a Responsible Officer of the Company first
obtains knowledge of such default, or (2) the day on which written notice thereof is given to the Company by the holder of any Note; or
     (f)  Default shall be made in the payment when due
(whether by lapse of time, by declaration, by call for
redemption or otherwise) of the principal of or interest on
any Indebtedness for borrowed money (other than the Notes)
of the Company or any Subsidiary in excess of $10,000,000
and such default shall continue beyond the period of grace,
if any, allowed with respect thereto, provided that in the
case of any such default in the payment of Indebtedness for borrowed money of a Foreign Subsidiary outstanding in the principal amount of $10,000,000 to $20,000,000 (denominated in U.S. Dollars or the equivalent if denominated in any
other currency), no Event of Default shall occur under this Section6.1(f) until the earlier of (1) a date which is five days following the occurrence of such default under this Section6.1(f) or (2) the acceleration of such Indebtedness for borrowed money; or
     (g)  Default or the happening of any event shall occur
under any indenture, agreement or other instrument under
which any Indebtedness for borrowed money (other than the
Notes) of the Company or any Subsidiary in excess of
$10,000,000 may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness for borrowed money of the Company or any Subsidiary outstanding thereunder, provided that in the case of any such default or event with respect to Indebtedness for borrowed money of a Foreign Subsidiary outstanding in the principal amount of $10,000,000 to $20,000,000 (denominated in U.S. Dollars or the equivalent if denominated in any other currency), no
Event of Default shall occur under this Section6.1(g) until the earlier of (1) a date which is five days following the occurrence of such default under this Section6.1(g) or (2) the acceleration of such Indebtedness for borrowed money; or
     (h) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or
     (i)  Final judgment or judgments for the payment of
money aggregating in excess of $5,000,000 is or are
outstanding against the Company or any Subsidiary or against any property or assets of either and such judgment or
judgments remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of entry; or
     (j) A custodian, liquidator, trustee or receiver is appointed for the Company or any Significant Subsidiary or for the major part of the property of either and is not discharged within 60 days after such appointment; or
     (k) The Company or any Significant Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Significant Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or such Significant Subsidiary or for the major part of the property of either; or
     (l)  Bankruptcy, reorganization, arrangement or
insolvency proceedings, or other proceedings for relief
under any bankruptcy or similar law or laws for the relief
of debtors, are instituted by or against the Company or any Significant Subsidiary and, if instituted against the
Company or any Significant Subsidiary, are consented to or
are not dismissed within 60 days after such institution.
     .c2.Section 6.2.    Notice to Holders;.  When any Event
of Default described in the foregoing Section6.1 has occurred, or if the holder of any Note or of any other evidence of Indebtedness for borrowed money of the Company referred to in paragraph (f) or (g) of Section6.1 gives any notice or takes any other action with respect to a claimed default, the
Company agrees to give notice within three Business Days of
such event to all holders of the Notes then outstanding.
     .c2.Section 6.3.    Acceleration of Maturities;.  When
any Event of Default described in paragraph (a), (b) or (c)
of Section6.1 has happened and is continuing, the holder of such Note may, by notice in writing sent to the Company in the manner provided in Section9.6, declare the entire principal and all interest accrued on such Note to be, and such Note shall thereupon become forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraphs (a) through (i), inclusive, of said Section6.1 has happened and is continuing, the holder or holders of 35% or more of the principal amount of the Notes at the time outstanding may, by notice in writing to the
Company in the manner provided in Section9.6, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.  When
any Event of Default described in paragraph (j), (k) or (l)
of Section6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind.  Upon the Notes becoming due
and payable as a result of any Event of Default as
aforesaid, the Company will forthwith pay to the holders of
the Notes the entire principal and interest accrued on the
Notes and, to the extent not prohibited by applicable law,
an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the
Make-Whole Amount, determined as of the date on which the
Notes shall so become due and payable.  No course of dealing on the part of the holder or holders of any Notes nor any
delay or failure on the part of any holder of Notes to
exercise any right shall operate as a waiver of such right
or otherwise prejudice such holder's rights, powers and
remedies.  The Company further agrees, to the extent
permitted by law, to pay to the holder or holders of the
Notes all costs and expenses incurred by them in the
collection of any Notes upon any default hereunder or
thereon, including reasonable compensation to such holder's
or holders' attorneys for all services rendered in
connection therewith.
     .c2.Section 6.4.    Rescission of Acceleration;.  The
provisions of Section6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding
Notes have been declared immediately due and payable by
reason of the occurrence of any Event of Default described
in paragraphs (a) through (i), inclusive, of Section6.1, the holders of 66-2/3% in aggregate principal amount of the
Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:
     (a)  no judgment or decree has been entered for the
payment of any monies due pursuant to the Notes or this
Agreement;
     (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section6.3) shall have been duly paid; and
     (c)  each and every other Default and Event of Default
shall have been made good, cured or waived pursuant to
Section7.1;
and provided further, that no such rescission and annulment
shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.
 .c.Section 7.  Amendments, Waivers and Consents;.
     .c2.Section 7.1.    Consent Required;.  Any term,
covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance
therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective (a) which will change the time of payment (including any prepayment required by Section2.1) of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or (b) which will change any of the provisions with respect to optional prepayments, or (c)
which will change the percentage of holders of the Notes
required to consent to any such amendment or waiver of any
of the provisions of this Section7 or Section6.
     .c2.Section 7.2.    Solicitation of Holders;.  So long as
there are any Notes outstanding, the Company will not
solicit, request or negotiate for or with respect to any
proposed waiver or amendment of any of the provisions of
this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto.  The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same
terms, ratably to the holders of all Notes then outstanding. Promptly and in any event within 30 days of the date of execution and delivery of any such waiver or amendment, the Company shall provide a true, correct and complete copy thereof to each of the holders of the Notes.
     .c2.Section 7.3.    Effect of Amendment or Waiver;.  Any
such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.
 .c.'Section 8. Interpretation of Agreement;
Definitions';.
     .c2.Section 8.1.    Definitions;.  Unless the context
otherwise requires, the terms hereinafter set forth when
used herein shall have the following meanings and the
following definitions shall be equally applicable to both
the singular and plural forms of any of the terms herein
defined:
"Affiliate" shall mean any Person (other than a Subsidiary
and any holder of the Notes) (a) which directly or
indirectly through one or more intermediaries controls, or
is controlled by, or is under common control with, the
Company, (b) which beneficially owns or holds 5% or more of
the Voting Stock of the Company or (c) 5% or more of the
Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary.
The term "control" means the possession, directly or
indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.
"Business Day" shall mean any day other than a Saturday,
Sunday or other day on which banks in New York, New York or Milwaukee, Wisconsin are required by law to close or are customarily closed.
"Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.
"Capitalized Rentals" of any Person shall mean, as of the
date of any determination thereof, the amount at which the aggregate Rentals due and to become due under all
Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet
of such Person.
"Change of Control" shall mean any event or series of
related events whereby members of the Hoyt Family shall
cease to beneficially own a majority of the Voting Stock of
the Company.  For purposes of this definition, the term
"Hoyt Family" means Henry Hoyt, Sr., his lineal descendants, spouses of his lineal descendants and any trust established for the benefit of any of them.
"Code" shall mean the Internal Revenue Code of 1986, as
amended, and the regulations from time to time promulgated
thereunder.
"Company" shall mean Carter-Wallace, Inc., a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets and business of
Carter-Wallace, Inc..
"Consolidated Attributable Indebtedness" shall mean in
connection with any Sale and Leaseback Transaction entered
into within the limitations of Section5.9, as of the date of any determination thereof, the fair market value of the property or assets which is or are the subject of such Sale and
Leaseback transaction (as determined in good faith by a
Senior Responsible Officer or the board of directors of the Company at or about the time of the consummation of such
Sale and Leaseback Transaction).
"Consolidated Indebtedness" shall mean, as of the date of
any determination thereof, all Indebtedness of the Company
and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.
"Consolidated Net Income" for any period shall mean, as of
the date of any determination thereof, the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after
eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:
     (a)  any gains or losses on the sale or other
disposition of Investments or fixed or capital assets, and
any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;
     (b)  the proceeds of any life insurance policy;
     (c)  net earnings and losses of any Subsidiary accrued
prior to the date it became a Subsidiary;
     (d)  net earnings and losses of any corporation (other
than a Subsidiary), substantially all the assets of which
have been acquired in any manner by the Company or any Subsidiary, realized by such corporation prior to the date of such acquisition;
     (e)  net earnings and losses of any corporation (other
than a Subsidiary) with which the Company or a Subsidiary
shall have consolidated or which shall have merged into or
with the Company or a Subsidiary prior to the date of such consolidation or merger;
     (f) net earnings of any business entity (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in
the form of cash distributions;
     (g)  any portion of the net earnings of any Subsidiary
which for any reason is unavailable for payment of dividends to the Company or any other Subsidiary;
     (h)  earnings resulting from any reappraisal,
revaluation or write-up of assets;
     (i)  any deferred or other credit representing any
excess of the equity in any Subsidiary at the date of
acquisition thereof over the amount invested in such
Subsidiary;
     (j)  any gain arising from the acquisition of any
Securities of the Company or any Subsidiary;
     (k)  any reversal of any contingency reserve, except to
the extent that provision for such contingency reserve shall have been made from income arising during such period; and
     (l)  any other extraordinary gain.
"Consolidated Net Worth" shall mean, as of the date of any determination thereof, the sum of (a) the amount of the capital stock accounts (net of treasury stock, at cost) of
the Company and its Subsidiaries as determined in accordance with GAAP, plus (or minus in the case of a deficit) (b) the retained earnings of the Company and its Subsidiaries as determined in accordance with GAAP.
"Consolidated Total Assets" means as of the date of any determination thereof, total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
"Consolidated Total Capitalization" shall mean, as of the
date of any determination thereof, the sum of (a)
Consolidated Indebtedness plus (b) Consolidated Net Worth. "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of
notice, or both, constitute an Event of Default.
"Drug Law" shall mean any international, federal, state or
local statute, law, regulation, order, consent decree,
judgment, permit, license, code, covenant, deed restriction, treaty, convention, ordinance or other requirement relating to public health and safety, including, without limitation,
those relating to the development, manufacture, processing, packaging or distribution of Drugs (as that term is defined in 21 U.S.C. Section321(g)) and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, including without limitation, the following: the Drug
Amendments of 1962, the Drug Listing Act of 1972, the Drug
Price Competition and Patent Term Restoration Act of 1984,
the Drug Enforcement Enhancement Act of 1986, the Food and
Drug Administration Act of 1988, the Food and Drug
Administration Revitalization Act, the Federal Food, Drug,
and Cosmetic Act, the Prescription Drug Marketing Act of
1987, the Prescription Drug Amendments of 1992 and any
similar or implementing state law, and any state statute and any further amendments to these laws and all rules,
regulations, guidance documents and publications promulgated thereunder.
"Environmental Law" shall mean any international, federal,
state or local statute, law, regulation, order, consent
decree, judgment, permit, license, code, covenant, deed restriction, treaty, convention, ordinance or other requirement relating to public health, safety or the
environment, including, without limitation, those relating
to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos,
to the disposal, treatment, storage or management of
hazardous or solid waste, or Hazardous Substances or crude
oil, or any fraction thereof, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous
Substances and any regulation, order, notice or demand
issued pursuant to such law, statute or ordinance, in each
case applicable to the property of the Company and its Subsidiaries or the operation, construction or modification of any thereof, including without limitation, the following:
the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund
Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste
Amendments of 1984, the Hazardous Materials Transportation
Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking
Water Control Act, the Clean Air Act of 1966, as amended,
the Toxic Substances Control Act of 1976, the Emergency
Planning and Community Right-to-Know Act of 1986, the
National Environmental Policy Act of 1975, the Oil Pollution
Act of 1990 and any similar or implementing state law, and
any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof, and all rules, regulations, guidance documents and
publications promulgated thereunder.
"ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended, as interpreted by the regulations thereunder, as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.
"ERISA Affiliate" shall mean any corporation, trade or
business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and
414(c), respectively, of the Code or Section 4001 of ERISA. "Event of Default" shall have the meaning set forth in Section6.1.
"Foreign Subsidiary" shall mean any Subsidiary organized
under the laws of a jurisdiction other than the United
States or any political subdivision thereof.
"GAAP" shall mean at any time, generally accepted accounting principles at the time.
"Guaranties" by any Person shall mean, as of the date of any determination thereof, all obligations (other than endorsements in the ordinary course of business of
negotiable instruments for deposit or collection) of such
Person guaranteeing, or in effect guaranteeing, any
Indebtedness, dividend or other obligation of any other
Person (the "primary obligor") in any manner, whether
directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such
Indebtedness or obligation or any property or assets
constituting security therefor, (b) to advance or supply
funds (1) for the purchase or payment of such Indebtedness
or obligation, or (2) to maintain working capital or any
balance sheet or income statement condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase Securities or other property or services
primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation,
or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness
for borrowed money shall be deemed to be Indebtedness equal
to the principal amount of such Indebtedness for borrowed
money which has been guaranteed, and a Guaranty in respect
of any other obligation or liability or any dividend shall
be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.
"Hazardous Substance" shall mean any hazardous or toxic
material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or federal authority having jurisdiction over the property of the
Company and its Subsidiaries or its use, including but not limited to any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the
Federal Water Pollution Control Act (33 U.S.C. Section1317), as amended; (b) regulated as a hazardous waste under Section
1004 or Section 3001 of the Federal Solid Waste Disposal
Act, as amended by the Resource Conservation and Recovery
Act (42 U.S.C. Section6901 et seq.), as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42
U.S.C. Section9601 et seq.), as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the
foregoing statutes.
"Indebtedness" of any Person shall mean, as of the date of
any determination thereof, all (a) obligations of such
Person for borrowed money, (b) obligations which have been incurred in connection with the acquisition of property or assets (exclusive of trade accounts payable and accrued liabilities which arise in the ordinary course of business),
(c) obligations secured by any Lien upon property or assets
owned by such Person, even though such Person has not
assumed or become liable for the payment of such
obligations, (d) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender
or lessor under such agreement in the event of default are limited to repossession or sale of property, (e) Capitalized Rentals and (f) Guaranties of obligations of others of the character referred to in this definition.
"Institutional Holder" shall mean any of the following
Persons:  (a) any bank, savings and loan association,
savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company, (d) any fraternal benefit society, (e) any pension, retirement or profit-sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust
company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small
Business Investment Act of 1958, as amended, (h) any broker
or dealer registered under the Securities Exchange Act of
1934, as amended, or any investment adviser registered under the Investment Advisers Act of 1940, as amended, (i) any government, any public employees' pension or retirement system, or any other government agency supervising the
investment of public funds, (j) any other entity all of the equity owners of which are Institutional Holders or (k) any other Person which may be within the definition of
"qualified institutional buyer" as such term is used in Rule 144A, as from time to time in effect, promulgated under the Securities Act of 1933, as amended.
"Investments" shall mean, as of the date of any
determination thereof, all investments, in cash or by
delivery of property, made directly or indirectly in any
property or assets or in any Person, whether by acquisition
of shares of capital stock, Indebtedness or other
obligations or Securities or by loan, advance, capital contribution or otherwise; provided that "Investments" shall not mean or include routine investments in property to be
used or consumed in the ordinary course of business.
"Lien" shall mean any interest in property securing an
obligation owed to, or a claim by, a Person other than the
owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a
mortgage, encumbrance, pledge, conditional sale or trust
receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements,
buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any
property which it has acquired or holds subject to a
conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a
Lien.
"Make-Whole Amount" shall mean in connection with any
prepayment of Notes pursuant to Section2.2 or Section2.3, or acceleration of the Notes an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled
Payments with respect to the Called Principal of such Notes
over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the
following terms have the following meanings:
"Called Principal" means, with respect to any Note, the
principal of such Note that is to be prepaid pursuant to Section2.2 or Section2.3 or has become or is declared to be immediately due and payable pursuant to Section6.3, as the context requires. "Discounted Value" means, with respect to the Called
Principal of any Note, the amount obtained by discounting
all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that
on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal. "Reinvestment Yield" means, with respect to the Called
Principal of any Note, 0.50% plus the yield to maturity
implied by (i) the yields reported, as of 10:00 A.M. (New
York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average
Life of such Called Principal as of such Settlement Date, or
(ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve
Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average
Life of such Called Principal as of such Settlement Date.
Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and
(b) interpolating linearly between (1) the actively traded
U.S. Treasury security with the duration closest to and
greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.
"Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called
Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by
(b) the number of years (calculated to the nearest
one-twelfth year) that will elapse between the Settlement
Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
"Remaining Scheduled Payments" means, with respect to the
Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made
under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section2.2, Section2.3 or Section6.3.
"Settlement Date" means, with respect to the Called
Principal of any Note, the date on which such Called
Principal is to be prepaid pursuant to Section2.2 or Section2.3 or has
become or is declared to be immediately due and payable
pursuant to Section6.3, as the context requires.
"Minority Interests" shall mean, as of the date of any determination thereof, any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or
one or more of its Subsidiaries.  Minority Interests shall
be valued by valuing Minority Interests constituting
preferred stock at the voluntary or involuntary liquidating
value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto
adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.
"Multiemployer Plan" shall have the same meaning as in
Section 4001(a)(3) of ERISA.
"Overdue Rate" shall mean the lesser of (a) the maximum
interest rate permitted by law and (b) the greater of (1)
9.62% per annum and (2) the rate which Morgan Guaranty Trust Company of New York, New York, New York, announces from time to time as its prime lending rate as in effect from time to
time, plus 2%.
"PBGC" shall mean the Pension Benefit Guaranty Corporation
and any entity succeeding to any or all of its functions
under ERISA.
"Person" shall mean an individual, partnership, limited
liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.
"Plan" shall mean a "pension plan," as such term is defined
in ERISA, to which the provisions of Title IV of ERISA apply and which is established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA
Affiliate contributed or is a member or otherwise may have
any liability pursuant to Title IV of ERISA.
"Prepayment Event" shall mean either (i) a Change of
Control, or (ii) a Specified Priority Indebtedness
Incurrence.
"Priority Indebtedness" shall mean and include, as of the
date of any determination thereof, the sum, without
duplication, of (a) all Indebtedness of the Company and its Subsidiaries secured by any Lien created or incurred within the limitations of Section5.8(h) plus (b) Consolidated Attributable Indebtedness created or incurred within the limitations of Section5.9 plus (c) all other Indebtedness of Subsidiaries (other than Indebtedness owed to the Company or a Wholly-owned Subsidiary).
"Purchasers" shall have the meaning set forth in Section1.1. "Rentals" shall mean, as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property)
payable by the Company or a Subsidiary, as lessee or
sublessee under a lease of real or personal property
(excluding such fixed payments owing by the Company or a Subsidiary to the Company or a Wholly-owned Subsidiary), but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid
by the lessee regardless of sales volume or gross revenues. "Reportable Event" shall mean a "reportable event" as described in Section 4043(c) of ERISA for which the notice requirement to the PBGC has not been waived (provided that the loss of qualification of a Plan and the failure by any
Plan to meet the minimum funding standard of Section 412 of
the Code or Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver of the notice requirement by the PBGC).
"Responsible Officer" shall mean and include any of (a) the Chairman, the Chief Operating Officer, the President, any Corporate Vice President responsible for financial or legal matters, and (b) any other financial or legal officer of the Company and any other officer of the Company responsible for monitoring compliance by the Company with the terms of this Agreement and the Notes.
"Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.
"Senior Responsible Officer" shall mean any officer of the Company described in clause (a) of the definition of
"Responsible Officer" set forth in this Section8.1.
"Significant Subsidiary" shall mean any Subsidiary which
meets any of the following conditions:
     (1)  The Company's and each other Subsidiary's
investments in and advances to such Subsidiary exceed 7.5%
of the consolidated total assets of the Company and its Subsidiaries as of the end of the most recently completed fiscal year; or
     (2)  The Company's and each other Subsidiary's
proportionate share of the consolidated total assets of such Subsidiary exceeds 7.5% of the consolidated total assets of the Company and its Subsidiaries as of the end of the most recently completed fiscal year; or
     (3)  The Company's and each other Subsidiary's equity in
the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of such Subsidiary exceeds 7.5% of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year (excluding
one-time charges against income taken by the Company or any Subsidiary during such fiscal year).
"Specified Priority Indebtedness Incurrence" shall mean the incurrence by the Company or any Subsidiary of Priority Indebtedness if after giving effect to such incurrence
Priority Indebtedness shall exceed 30% of Consolidated Total
Capitalization.
The term "subsidiary" shall mean as to any particular parent corporation any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially
owned, directly or indirectly, by such parent corporation.
The term "Subsidiary" shall mean a subsidiary of the
Company.
"Voting Stock" shall mean Securities of any class or
classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the
corporate directors (or Persons performing similar
functions).
"Wholly-owned" when used in connection with any Subsidiary
shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.
     .c2.Section 8.2.    Accounting Principles;.  Where the
character or amount of any asset or liability or item of
income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall
be done in accordance with GAAP, to the extent applicable,
except where such principles are inconsistent with the requirements of this Agreement.
     .c2.Section 8.3.    Directly or Indirectly;.  Where any
provision in this Agreement refers to action to be taken by
any Person, or which such Person is prohibited from taking,
such provision shall be applicable whether the action in
question is taken directly or indirectly by such Person.
 .c.Section 9.  Miscellaneous;.
     .c2.Section 9.1.    Registered Notes;.  The Company shall
cause to be kept at its principal office a register for the registration and transfer of the Notes, and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided, any Note issued
pursuant to this Agreement.
At any time and from time to time the holder of any Note
which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a
written instrument of transfer duly executed by the holder
of such Note or its attorney duly authorized in writing.
The Person in whose name any Note shall be registered shall
be deemed and treated as the owner and holder thereof for
all purposes of this Agreement.  Payment of or on account of the principal, premium, if any, and interest on any Note
shall be made to or upon the written order of such holder.
     .c2.Section 9.2.    Exchange of Notes;.  At any time and
from time to time, upon surrender of such Note at its
office, the Company will deliver in exchange therefor,
without expense to such holder, except as set forth below, a
Note for the same aggregate principal amount as the then
unpaid principal amount of the Note so surrendered, or Notes in the denomination of $500,000 (or such lesser amount as
shall constitute 100% of the Notes of such holder) or any
amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note
so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange.  The
Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such
exchange or transfer.
     .c2.Section 9.3.    Loss, Theft, Etc. of Notes;.  Upon
receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the
holder thereof, a new Note, of like tenor, in lieu of such
lost, stolen, destroyed or mutilated Note.  If the Purchaser or any subsequent Institutional Holder is the owner of any
such lost, stolen or destroyed Note, then the affidavit of
an authorized officer of such owner, setting forth the fact
of loss, theft or destruction and of its ownership of such
Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement
of such owner to indemnify the Company.
     .c2.Section 9.4.    Expenses, Stamp Tax Indemnity;.
Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your reasonable out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not
limited to the reasonable charges and disbursements of
Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such
other place as you may designate, and all such expenses
relating to any amendments, waivers or consents pursuant to
the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees to pay, within ten Business Days of receipt thereof, supplemental statements of Chapman and Cutler for disbursements unposted or not incurred as of the Closing Date. The Company further agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if
any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are
then outstanding.  The Company agrees to protect and
indemnify you against any liability for any and all
brokerage fees and commissions payable or claimed to be
payable to any Person in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Company agrees to pay the cost of obtaining
the private placement number for the Notes and authorizes
the submission of such information as may be required by
Standard & Poor's CUSIP Service Bureau for the purpose of
obtaining such number.
     .c2.'Section 9.5.   Powers and Rights Not Waived;
Remedies Cumulative';.  No delay or failure on the part of
the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.
     .c2.Section 9.6.    Notices;.  All communications
provided for hereunder shall be in writing and, if to you, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in
each case addressed to you at your address appearing on
Schedule I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you
may designate to the Company in writing, and if to the
Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to
the Company at 1345 Avenue of the Americas, New York, New
York  10105, Attention:  Treasurer, Telecopy No. (212)
339-5257 or to such other address as the Company may in
writing designate to you or to a subsequent holder of the
Note initially issued to you; provided, however, that a
notice to you by overnight air courier shall only be
effective if delivered to you at a street address designated for such purpose in Schedule I, and a notice to you by
facsimile communication shall only be effective if confirmed by transmission of a copy thereof by prepaid overnight air courier, or, in either case, as you or a subsequent holder of any Note initially issued to you may designate to the
Company in writing.
     .c2.Section 9.7.    Successors and Assigns;.  This
Agreement shall be binding upon the Company and its
successors and assigns and shall inure to your benefit and
to the benefit of your successors and assigns, including
each successive holder or holders of any Notes.
     .c2.Section 9.8.    Survival of Covenants and
Representations;.  All covenants, representations and
warranties made by the Company herein and in any
certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.
     .c2.Section 9.9.    Severability;.  Should any part of
this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this
Agreement had been executed with the invalid or
unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement
without including therein any such part, parts or portion
which may, for any reason, be hereafter declared invalid or
unenforceable.
     .c2.Section 9.10.   Governing Law;.  This Agreement and
the Notes issued and sold hereunder shall be governed by and construed in accordance with New York law, including all matters of construction, validity and performance.
     .c2.Section 9.11.   Captions;.  The descriptive headings
of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.
 .c4.Signature Page;
Carter-Wallace, Inc.



By
     Its

Accepted as of December __, 1995.

     [Variation]



     By
          Its


I-

Schedule I
(to Note Agreement)

Names and Addresses
of Purchasers
Principal Amount
of Notes to Be
Purchased


The Northwestern Mutual Life                 $20,000,000
  Insurance Company
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Attention:  Securities Department
Telecopier Number:  (414) 299-7124
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Carter-Wallace, Inc., 7.62% Senior Notes Due 2007, PPN 146285 A#8, principal or interest") to:

Bankers Trust Company
One Bankers Trust Plaza
New York, New York  10015
ABA #0210-01033

for credit to:  The Northwestern Mutual Life Insurance
Company
Account Number 00-000-027
Notices
All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment to be addressed,
Attention:  Treasurer's Department/Securities Operations.
Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  39-0509570


Names and Addresses
of Purchasers
Principal Amount
of Notes to Be
Purchased


Nationwide Life Insurance Company            $15,000,000
One Nationwide Plaza
Columbus, Ohio  43215-2220
Telecopier Number:  (614) 249-4698
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Carter-Wallace, Inc., 7.62% Senior Notes Due 2007, PPN 146285 A#8, principal or interest") to:

Morgan Guaranty Trust Company of New York (ABA #021-000-238)
JOURNAL #999-99-024
For the account of Nationwide Life Insurance Company Custody
Account #71615
Attention:  Custody Service Department
Notices
All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

Nationwide Life Insurance Company
One Nationwide Plaza_1-32-09
Columbus, Ohio  43215-2220
Attention:  Corporate Money Management
All notices and communications other than those in respect to payments to be addressed:

Nationwide Life Insurance Company
One Nationwide Plaza_1-33-07
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities
Telecopier Number:  (614) 249-4553
Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  31-4156830



Schedule II
(to Note Agreement)
Description of Debt and Leases
1.   Indebtedness (other than Capitalized Rentals) of the
Company and its Restricted Subsidiaries outstanding on the Closing Date is as follows:





2.   Capitalized Leases of the Company and its Restricted
Subsidiaries outstanding on the Closing Date are as follows:




3.   Secured Indebtedness of the Company and its Restricted
Subsidiaries outstanding on the Closing Date is as follows:



II-

Schedule II
(to Note Agreement)
Subsidiaries of the Company
1.  Significant Subsidiaries:

               Percentage of Voting Stock
     Name of   Jurisdiction of     Owned by Company and
     Subsidiary     Incorporation  Each Other Subsidiary







2.  Subsidiaries (other than Significant Subsidiaries):

               Percentage of Voting Stock
     Name of   Jurisdiction of     Owned by Company and
     Subsidiary     Incorporation  Each Other Subsidiary